													Exhibit A-1
WPS Resources Corporation and Subsidiaries
Consolidating Balance Sheet
As of December 31, 2004
(Millions)
	WPS Resources Corporation	Wisconsin Public Service Corporation	WPS Resources Capital Corporation	Upper Peninsula Power Company	Upper Peninsula Building Development Company	Penvest, Inc	WPS Nuclear Corporation	WPSR Capital Trust I	WPS Visions, Inc	WPS Investments, LLC	Eliminations		Consolidated Statements
											Debit	Credit
Assets
Cash and cash equivalents	0.5	3.5	35.6	0.2	-	-	0.2	-	-	-	-	-	40.0
Accounts receivable - net	25.1	115.3	415.8	11.0	0.4	-	(0.3)	-	-	-	26.3	62.3	531.3
Accrued unbilled revenues	-	68.4	41.5	3.3	-	-	-	-	-	-	-	-	113.2
Inventories	-	75.4	113.1	0.3	-	-	-	-	-	-	-	-	188.8
Current assets from risk management activities	-	5.7	433.8	-	-	-	-	-	-	-	-	-	439.5
Assets held for sale	-	-	118.8	-	-	0.8	-	-	-	-	-	-	119.6
Other current assets	0.2	67.6	8.5	9.8	-	-	-	-	-	-	-	-	86.1
Current assets	25.8	335.9	1,167.1	24.6	0.4	0.8	(0.1)	-	-	-	26.3	62.3	1,518.5

Property, plant, and equipment, net	0.3	1,733.1	146.6	118.6	4.0	-	-	-	-	-	-	-	2,002.6
Nuclear decommissioning trusts	-	344.5	-	-	-	-	-	-	-	-	-	-	344.5
Regulatory assets	-	156.5	-	4.4	-	-	-	-	-	-	-	-	160.9
Long-term assets from risk management activities	-	5.3	75.1	-	-	-	-	-	-	-	-	-	80.4
Other	1,552.5	193.3	71.2	14.4	0.1	0.4	3.3	-	-	142.4	-	1,638.9	338.7
Total assets	1,578.6	2,768.6	1,460.0	162.0	4.5	1.2	3.2	-	-	142.4	26.3	1,701.2	4,445.6

Liabilities and Shareholders' Equity
Short-term debt	209.2	101.0	57.7	11.6	-	-	-	-	-	-	87.1	-	292.4
Current portion of long-term debt	-	-	5.5	0.9	0.3	-	-	-	-	-	-	-	6.7
Accounts payable	1.4	154.0	442.3	8.7	0.1	0.3	-	-	-	-	17.4	-	589.4
Current liabilities from risk management activities	-	0.6	401.0	-	-	-	-	-	-	-	-	-	401.6
Liabilities held for sale	-	-	2.8	-	-	-	-	-	-	-	-	-	2.8
Other current liabilities	6.3	28.0	45.6	7.2	0.2	(0.1)	-	-	-	-	-	-	87.2
Current liabilities	216.9	283.6	954.9	28.4	0.6	0.2	-	-	-	-	104.5	-	1,380.1

Long-term debt	270.1	508.0	103.8	29.4	2.3	-	-	-	-	-	47.9	-	865.7
Deferred income taxes	(0.1)	130.1	(76.6)	12.1	0.3	-	(0.3)	-	-	-	-	-	65.5
Deferred investment tax credits	-	15.2	-	1.0	-	-	-	-	-	-	-	-	16.2
Regulatory liabilities	-	271.1	-	17.2	-	-	-	-	-	-	-	-	288.3
Environmental remediation liabilities	-	66.7	-	1.7	-	-	-	-	-	-	-	-	68.4
Pension and postretirement benefit obligations	-	92.9	-	1.7	-	-	-	-	-	-	-	-	94.6
Long-term liabilities from risk management activities	-	-	68.3	-	-	-	-	-	-	-	-	-	68.3
Asset retirement obligations	-	364.4	-	-	-	-	-	-	-	-	-	-	364.4
Other	-	85.7	17.7	6.4	-	-	-	-	-	-	18.6	-	91.2
Long-term liabilities	270.0	1,534.1	113.2	69.5	2.6	-	(0.3)	-	-	-	66.5	-	1,922.6

Preferred stock of subsidiary with no mandatory redemption	(0.1)	51.2	-	-	-	-	-	-	-	-	-	-	51.1
Common stock equity	1,091.8	899.7	391.9	64.1	1.3	1.0	3.5	-	-	142.4	2,460.5	956.6	1,091.8
Total liabilities and shareholders' equity	1,578.6	2,768.6	1,460.0	162.0	4.5	1.2	3.2	-	-	142.4	2,631.5	956.6	4,445.6